                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]    Definitive Proxy Statement
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[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            DELPHI INTERNATIONAL LTD.

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                (Name of Registrant as Specified in Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)


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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
April 10, 2000


Dear Shareholder,

You are cordially invited to attend the Annual General Meeting of Shareholders of Delphi International Ltd. (the "Company") on May 8, 2000 at Mid Ocean Club, Tucker's Town, Bermuda, commencing at 11:30 a.m. We look forward to greeting those of you who are able to attend.

At this meeting you will be asked to consider and vote upon the following:

1.    The election of directors.

2. The adoption of the consolidated financial statements of the Company for the year ended December 31, 1999 together with the auditors' report thereon.

3. The appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2000.

4. Proposals to be considered by the Company, as the holder of all outstanding voting common shares of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd., at the Annual General Meetings of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd. and by the Company on behalf of Oracle Reinsurance Company Ltd. as a member of Inman Partners LLC.

5. A proposal to reduce the share premium relating to the Common Shares of the Company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THESE PROPOSALS.

Your vote is important. Whether or not you plan to attend the Annual General Meeting in person and regardless of the number of shares you own, we urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided. You may attend the Annual General Meeting and vote in person even if you have previously returned your card. We look forward to meeting with you.

Sincerely,



Colin O'Connor
President & Chief Executive Officer

                            DELPHI INTERNATIONAL LTD.
              NOTICE OF 2000 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD MONDAY MAY 8, 2000


Notice is hereby given that the 2000 Annual General Meeting of Shareholders (the "Meeting") of Delphi International Ltd. (the "Company") will be held at Mid Ocean Club, Tucker's Town, Bermuda on May 8, 2000 commencing at 11:30 a.m. for the following purposes:

1.    To elect four Directors to serve for a term of three years.

2. To receive and adopt the consolidated financial statements of the Company for the year ended December 31, 1999 together with the auditors' report thereon.

3. To approve the recommendation by the Board of Directors that Ernst & Young be appointed as the Company's independent auditors for the fiscal year ending December 31, 2000.

4. In accordance with the Company's Bye-Laws, (A) to vote on a proposal to be considered by the Company, as the holder of all the outstanding voting common shares of Oracle Reinsurance Company Ltd. ("Oracle Re"), to (i) elect four Directors to the Board of Oracle Re and (ii) to approve the recommendation of the Board of Oracle Re that Ernst & Young be appointed as the independent auditors of Oracle Re for the financial year ending December 31, 2000 and (iii) to ratify the consent by Oracle Re, as a member of Inman Partners LLC (the "LLC"), to the LLC's entering into arrangements whereby certain of the LLC's assets may be pledged to secure obligations of Oracle Re under its existing letter of credit agreement, and (B) to vote on a proposal to be considered by the Company, as the indirect holder of all the outstanding voting common shares of O.R. Investments Ltd., to (i) elect five Directors to the Board of O.R. Investments Ltd., and (ii) waive the preparation of audited financial statements for the year ended December 31, 1999 of O.R. Investments Ltd. and that no auditor be appointed to the close of the next Annual General Meeting.

5. To consider a proposal to reduce the share premium relating to the common shares of the Company.

If you do not expect to be present at the Meeting, please sign, date and fill in the enclosed form of proxy and return it by mail in the enclosed addressed envelope. All instruments appointing proxies to be used at the Meeting must be deposited at the offices of the Company's transfer agent, First Union National Bank, Attn: Proxy Department, Shareholders Services Group, 1525 West W.T. Harris Blvd - 3C3, Charlotte, NC 28288-1153, USA or with the Secretary of the Company at the Company's offices at 11 Church Street, Hamilton HM12, Bermuda, not later than 5:00 p.m. Bermuda time on May 3, 2000. Shares represented by instruments appointing proxies that are not deposited will not be voted at the Meeting.


                                    By Order of the Board of Directors



______________________              Nicolas G. Trollope
Hamilton, Bermuda                   Director & Secretary
April 10, 2000

                            DELPHI INTERNATIONAL LTD.
                                 PROXY STATEMENT
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS


THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY DELPHI INTERNATIONAL LTD. (THE "COMPANY") OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON MAY 8, 2000 AT 11:30 A.M. AT MID OCEAN CLUB, TUCKER'S TOWN, BERMUDA.


The close of business on March 20, 2000 has been fixed as the record date for the determination of shareholders entitled to receive notice of the Meeting and vote thereat. The Company expects to mail this proxy material to Shareholders on or about April 10, 2000 together with a copy of the Company's Annual Report to Shareholders, including its Annual Report on Form 10-K for the year ended December 31, 1999.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies personally. These officers and employees will receive no compensation other than their regular salaries.

Any person giving a proxy may revoke it by depositing an instrument in writing executed by him or by his attorney authorized in writing at the registered office of the Company at any time up to the close of business on the last business day preceding the Meeting or any adjournment thereof, with the Chairman of the Meeting or in any other manner permitted by law. All properly executed proxies, not theretofore revoked, will be voted on any poll taken at the Meeting in accordance with the instructions contained therein. If no instructions are given with respect to any particular matter, the proxy authorizes a vote in favor of such matter and it will be voted accordingly. Proxies must be duly executed and deposited at the office of the Company's transfer agent, First Union National Bank, in Charlotte or with the Secretary of the Company at the Company's office in Bermuda, prior to 5:00 p.m. Bermuda time on May 3, 2000, in order to be voted at the Meeting.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a Director or Officer of the Company and no person who is a proposed nominee for election as a Director of the Company and no associate or affiliate of any such Director, Officer or Proposed Nominee has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting except as may hereinafter be disclosed.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 20, 2000, the Company had outstanding 4,079,014 Common Shares, par value $0.01 per share (the "Common Shares"), entitled to be voted at the Meeting. Each holder of Common Shares of the Company is entitled to one vote per share on all matters submitted to a vote of shareholders, except that if and as long as the Controlled Shares of any person constitute 9.5% or more of the issued and outstanding Common Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of 9.5%, pursuant to a formula specified in the Company's Bye-Laws. "Controlled Shares" means (i) all shares of the Company directly, indirectly or constructively owned by any person within the meaning of Section 958 of the United States Internal Revenue Code of 1986 (the "Code") and (ii) all shares of the Company directly, indirectly or beneficially owned by such person within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934 (the "Exchange Act") (including any shares owned by a group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) of the Exchange Act). Under these provisions, if, and so long as, any person directly, indirectly or constructively owns, within the meaning of Section 958 of the Code, Controlled Shares having more than 9.5% of the total number of votes exercisable in respect of all shares of voting stock of the Company, the voting rights attributable to such shares will be limited, in the aggregate, to 9.5% of the total number of votes. If the person solicited does not specify a choice with respect to the election of any nominee for Director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 20, 2000, the Controlled Shares with respect to Mr. Robert Rosenkranz, Chairman of the Board of Directors of the Company, consisted of 1,295,004 Common Shares which, as of such date, represented 31.7% of the Common Shares. Under the Bye-Laws as referred to above, the voting rights attaching to these Common Shares are limited to a voting power of 9.5%.

The following table sets forth certain information regarding beneficial ownership of the Company's Common Shares as of March 20, 2000, by each person who is known by the Company to own beneficially more than 5% of the Company's Common Shares, by each of the Company's Directors and by all Executive Officers and Directors as a group. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to have sole voting and dispositive power with respect to the indicated shares.

                                                              Amount and
                                                               Nature of         Percent
      Name of Beneficial Owner                                Ownership(2)       Of Class
      ------------------------                                ------------       --------
      Five or greater percent owner:
         Robert Rosenkranz(1) .........................        1,102,502           26.6%
         Harold F. Ilg(1) .............................          277,310            6.7%
         David Elenowitz(1) ...........................          272,624            6.6%
      Directors and Executive Officers:
         Robert Rosenkranz ............................        1,102,502           26.6%
         Harold F. Ilg ................................          277,310            6.7%
         Lewis S. Ranieri .............................          123,592            3.0%
         Charles P. O'Brien ...........................           94,344            2.3%
         Edward A. Fox ................................           78,696            1.9%
         Robert M. Smith, Jr ..........................           58,806            1.4%
         Thomas L. Rhodes .............................           41,420            1.0%
         Colin O'Connor ...............................           37,498              *
         David Ezekiel ................................           15,498              *
         Nicolas G. Trollope ..........................            3,700              *
         Directors and Officers as a group (10 persons)        1,833,366(3)        44.2%

      *     Amount is less than 1%.

      (1) Mr. Rosenkranz's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York 10022. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, Missouri 63146. Mr. Elenowitz's address is c/o Mercury Capital, Inc., 153 East 53rd Street, New York, New York 10022.

      (2) The indicated shares for each individual, with the exception of Messrs. Elenowitz and Trollope, include 7,498 Common Shares, which may be acquired pursuant to stock options within 60 days.

      (3) Includes 67,482 Common Shares which may be acquired pursuant to stock options within 60 days.

                              ELECTION OF DIRECTORS
                          (Item 1 of Notice of Meeting)


The Company's Bye-Laws provide that the Board of Directors shall be divided into three classes, which classes will be as follows: the First Class, whose initial term expired at the first Annual General Meeting of the Company's shareholders following the completion of the rights offering in January 1998; the Second Class, whose initial term expires at the second Annual General Meeting following completion of the rights offering; and the Third Class, whose initial term expires at the third Annual Meeting of the Company's shareholders following completion of the rights offering. Following their initial terms all classes of Directors shall be elected to three year terms. In accordance with the Bye-Laws, the four Directors comprising the Second Class of Directors will be eligible for re-appointment on a three year term.

It is intended that the Common Shares represented by Proxies will be voted "for" the election of the nominees listed below, unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

NOMINEES FOR DIRECTOR

The following sets forth information as to each nominee for election at the 2000 Annual General Meeting, including his age, positions with the Company, length of service as Director of the Company, other Directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

MR. HAROLD F. ILG, 52, has served as a director of each of the Company and Oracle Reinsurance Company Ltd. ("Oracle Re") since their inception in September 1997. Mr. Ilg has served as Chairman of the Board of Safety National Casualty Corp. ("Safety National") since January 1999 and as President and Chief Executive Officer of Reliance Standard Life Insurance Company ("RSL") since April 1999. Prior to January 1999, Mr. Ilg served as Vice-Chairman of the Board of Safety National, where he has been employed in various capacities since 1978. Mr. Ilg also serves as a director of RSL and as President, Chief Executive Officer and a director of First Reliance Standard Life Insurance Company ("FRSLIC") and Reliance Standard Life Insurance Company of Texas ("RSL-Texas").

MR. LEWIS S. RANIERI, 53, has served as a director of the Company since its inception in September 1997. Mr. Ranieri is currently Chairman and Chief Executive Officer of Ranieri & Co., Inc. and oversees Hyperion Partners L.P. and Hyperion Partners II L.P. (collectively "Hyperion"), funds created to invest in the financial services, housing and real estate industries. As part of his responsibilities with Hyperion, Mr. Ranieri serves as Vice-Chairman of Hyperion Capital Management, Inc., a New York based money management firm specializing in mortgage-backed securities, as Chairman, Director and/or Trustee of several closed-end investment companies advised by Hyperion Capital Management, Inc., as Chairman and a director of Bank United Corp. and a director of Bank United, a Houston-based savings and loan institution. Mr. Ranieri also serves on the compensation committee for both Bank United entities and as a director of Delphi Financial Group, Inc. ("DFG").

MR. THOMAS L. RHODES, 60, has served as a director of each of the Company and Oracle Re since their inception in September 1997. Mr. Rhodes has been President of National Review, Inc. since November 1992, where he has also served as a director since 1988. From 1987 to November 1992, Mr. Rhodes was a partner of Goldman, Sachs & Co., New York, NY. Mr. Rhodes is Vice-Chairman and a director of Asset Investors Corporation and Vice-Chairman and a director of Commercial Assets, Inc. Mr. Rhodes is a director of Apartment Investment and Management Company, The Lynde and Harry Bradley Foundation, DFG and RSL.

MR. ROBERT M. SMITH, JR., 48, has served as a director of each of the Company and Oracle Re since their inception in September 1997. Mr. Smith has served as Executive Vice President of DFG since November

1999 and as Vice President of DFG from July 1994 to November 1999. Prior to joining DFG, Mr. Smith was Director, Investment Banking for Merrill Lynch & Company, New York, NY. Mr. Smith is a director of DFG, RSL, FRSLIC, RSL-Texas and Safety National.

COMMITTEES OF THE BOARD OF DIRECTORS

The Executive Committee is empowered, subject to certain limitations, to exercise all the powers and authorities of the Board in relation to the management and business of the Company when the Board is not in session. The members of the Committee are Messrs. Ezekiel, O'Connor and Trollope. The Committee met five times in 1999.

The Compensation Committee, whose membership consists of Messrs. Ezekiel and Rhodes, reviews compensation of the Company's Chief Executive Officer and any discretionary grants of stock options. The Committee did not meet in 1999.

The Audit Committee is responsible for reviewing the activities of the Company's independent accountants. The Committee, whose membership consists of Messrs. Smith and Ezekiel, held one meeting during 1999.

DIRECTORS' ATTENDANCE

All directors attended at least 75% of the aggregate number of meetings held in 1999 of the Board and the Board committees on which such Director served, with the exception of Mr. Ezekiel.

DIRECTORS' COMPENSATION

Directors, other than Mr. Trollope, are entitled to an annual cash retainer of $10,000 for serving on the Company's Board plus expenses for each meeting attended. Each Director, unless electing otherwise in advance, is entitled to receive, in lieu of such annual cash retainer, a number of options to purchase Common Shares determined pursuant to the formula set forth in the Company's Director and Employee Stock Option Plan (the "Option Plan").

Under this formula, the number of Common Shares to which each option relates is equal to three times the amount of the annual retainer that would otherwise be payable in cash, divided by the fair market value of a Common Share on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. For this purpose, the fair market value on any such date is the closing price of a Common Share, as reported through the NASDAQ National Market System, on the grant date. Options granted become exercisable in four equal 90-day installments and expire ten years from the date of grant.

Under the Option Plan, options to purchase 52,686 Common Shares, in the aggregate, were granted to Directors during 1999 at an exercise price of $5.125 per share. The shares to which such options relate are included in the table in the "Voting Securities and Principal Holders Thereof" section.

                  ADOPTION OF CONSOLIDATED FINANCIAL STATEMENTS
                          (ITEM 2 OF NOTICE OF MEETING)

The Company's Board of Directors has approved the consolidated financial statements of the Company for the year ended December 31, 1999 together with the auditors' report thereon, and two Directors of the Company have signed the balance sheet of the consolidated financial statements on behalf of the Company. The Board has unanimously recommended that the shareholders formally adopt the consolidated financial statements for the year ended December 31, 1999.

In accordance with Bermuda company law and practice, the consolidated financial statements will be laid before the Meeting and it is intended that the Common Shares represented by proxies solicited by or on behalf of the Company will be voted in favor of the adoption of the consolidated financial statements for the year ended December 31, 1999 together with the auditors' report thereon, unless a contrary direction is indicated on the Proxy.

            PROPOSAL TO APPROVE THE APPOINTMENT OF AUDITORS
                        (ITEM 3 OF NOTICE OF MEETING)

The Board of Directors recommends that Ernst & Young be appointed as auditors of the Company to hold office until the next Annual General Meeting of Shareholders. Representatives of Ernst & Young are expected to be present at the Meeting and will be available to answer appropriate questions. Such representatives of Ernst & Young will also be given an opportunity to make a statement to the shareholders if they so wish.

It is intended that the Common Shares represented by proxies solicited by or on behalf of the Company will be voted in favor of the appointment of Ernst & Young as auditors of the Company and authorizing the Directors to fix their remuneration, unless a contrary direction is indicated on the Proxy.

Approval of the appointment of Ernst & Young as auditors of the Company and authorizing the directors to fix their remuneration requires the affirmative vote of a majority of the voting power of the voting Common Shares present in person or represented by proxy at the meeting.

                   APPROVAL OF ACTIONS AT SUBSIDIARY LEVEL
                        (ITEM 4 OF NOTICE OF MEETING)

In accordance with the Bye-Laws of the Company, with respect to any matter required to be submitted to a vote of shareholders of a subsidiary (as that term is defined in the Bye-Laws), the Company is required to submit a proposal relating to such matter to the shareholders of the Company who will vote at a General Meeting with respect to such matter in accordance with the Bye-Laws and the shareholders of the Company shall be entitled to all of the voting rights with respect to the shares of the subsidiary. For these purposes, the Company has two subsidiaries namely Oracle Re and O.R. Investments Ltd; in addition, this requirement applies with respect to Inman Partners LLC (the "LLC"), a limited liability company of which Oracle Re is a member.

Shareholder approval is being sought to authorize any one Director of the Company to execute unanimous written consents of the shareholders of Oracle Re and O.R. Investments Ltd. relating to their respective annual statutory meetings as follows:

In the case of Oracle Re, the unanimous written consent will contain two resolutions: (1) that Messrs. Harold F. Ilg, Thomas L. Rhodes and Robert M. Smith Jr. be re-elected for a further three year term in accordance with the Bye-Laws of Oracle Re and (2) that Ernst & Young be appointed as Oracle Re's independent auditor for the financial year ending December 31, 2000.

In the case of O. R. Investments Ltd., the unanimous written consent will contain two resolutions: (1) that Messrs. Robert Rosenkranz, Robert M. Smith Jr., Colin O'Connor, David Ezekiel and Nicolas G. Trollope be re-elected Directors of O.R. Investments Ltd. to serve until the next Annual General Meeting of the Company and that (2) O.R. Investments Ltd. waive the preparation of financial statements for the year ended December 31, 1999 and that no auditor be appointed to the close of the next Annual General Meeting.

In addition, with respect to the LLC, Oracle Re has, in its capacity as a member thereof, previously consented to the LLC's entering into arrangements whereby the LLC may pledge certain of its assets as collateral to secure Oracle Re's obligations under its existing letter of credit agreement. Such arrangements are in the best interests of the Company as they facilitate Oracle Re's ability to meet its collateral requirements under such agreement. Accordingly, shareholder approval is being sought with respect to such arrangements.

Approval of the actions of the subsidiaries and the LLC as outlined above and for the execution by any one Director of the Company of the unanimous written consents of both Oracle Reinsurance Company Ltd. and O. R. Investments Ltd. as aforesaid requires the affirmative vote of a majority of the voting power of the voting Common Shares in the Company present in person or represented by proxy at the meeting.

               PROPOSAL TO REDUCE SHARE PREMIUM OF THE COMPANY
                        (ITEM 5 OF NOTICE OF MEETING)

The Company has issued 100,000 Series A Preferred Shares (the "Preferred Shares") which carry a 9.5% cumulative dividend. The Directors are not presently able to declare a dividend on the Preferred Shares due to the deficit in the retained earnings account. As of December 31, 1999 there was a retained earnings deficit in respect of the Common Shares of $18,595,390 and there was accrued $950,000 as payable in respect of dividends on the Preferred Shares. The directors consider it in the best interests of the Company to be able to declare a dividend on the Preferred Shares in order to eliminate a cumulative obligation and create longer term financial certainty as well as to be in a position, if deemed appropriate in the future, to be able to redeem the Preferred Shares, including all dividends then accumulated thereon. In order to achieve this flexibility, it is necessary for the Company to reduce the share premium account relating to the Common Shares and credit this balance arising therefrom to the Company's contributed surplus account. Under U.S. GAAP, under which the accounts of the Company are completed, the amount available for distribution due to this reduction is included in additional paid-in capital on the Company's balance sheet.

The resolution relating to this proposal that the shareholders will be asked to approve is as follows:

      "RESOLVED that the share premium account in the amount of $20,864,157 relating to the Common Shares of the Company be and is hereby reduced and the credit arising therefrom be and is hereby transferred to the Company's contributed surplus account."

Approval of this resolution requires the affirmative vote of a majority of the voting power of the voting Common Shares present in person or represented by proxy at the Meeting.

                             EXECUTIVE COMPENSATION

The Company has entered into an oral employment agreement with Mr. Colin O'Connor pursuant to which Mr. O'Connor serves as President and Chief Executive Officer of the Company.

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended December 31, 1999 and for the period from January 27, 1998 to December 31, 1998.


                           SUMMARY COMPENSATION TABLE

                             Annual Compensation                Long Term Compensation
                       ---------------------------------       ---------------------------
                                                               Restricted    Securities
     Name and                               Other Annual         Stock       Underlying           All  Other
Principal Position     Year     Salary      Compensation         Award       Options (#)(1)      Compensation
------------------     ----     ------      ------------         -----       --------------      ------------
Colin O'Connor,        1999    $150,000       $25,000             --             5,854                 --
President & Chief      1998     150,000        25,000             --             1,644                 --
Executive Officer
of the Company


(1) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of an annual cash retainer.

                        OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officer under the Option Plan in 1999.

                                       % of Total                                    Potential Realizable Value
                        Number of        Options                                     at Assumed Annual Rates of
                       Securities      Granted to                                    Stock Price Appreciation for
                       Underlying       Employees     Exercise                               Option Term
                        Options          in Last       Price          Expiration     ----------------------------
      Name              Granted        Fiscal Year     ($/Sh)            Date             5%              10%
-----------------       -------        -----------     ------            ----        ------------    ------------
Colin O'Connor           5,854(1)          100%        $5.125          05/10/09         $18,868         $47,815

(1) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of the annual cash retainer. The options indicated become exercisable in four equal quarterly installments beginning with the first such installment occurring on August 10, 1999.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officer during the fiscal year ended December 31, 1999 and options outstanding under the Option Plan at December 31, 1999.

                                                    Number of Securities            Value of Unexercised
                                                  Underlying Unexercised           In-the-Money Options at
                      Shares                    Options at Fiscal Year-End             Fiscal Year-End(1)
                     Acquired     Value        -----------------------------      ----------------------------
      Name         On Exercise   Realized      Exercisable     Unexercisable      Exercisable    Unexercisable
      ----         -----------   --------      -----------     -------------      -----------    -------------
Colin O'Connor         --        $    --        7,498(2)            --             $     --         $     --

(1) Based on a closing price of $4.00 for the Company's Common Shares on December 31, 1999.

(2) Represents options granted pursuant to the Option Plan for service as a director of the Company in lieu of the annual cash retainer.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Board of Directors are "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                                PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Common Shares to the total return on the common stock of the companies included in the Nasdaq Composite Index and the Standard & Poor's Property-Casualty Insurance Index ("S&P P-C Insurance Index") has been provided. The performance graph should be analyzed in connection with the preceding table detailing the payment of compensation. The graph assumes $100 was invested in the Company's Common Shares and the indices reflected therein on January 27, 1998, the date the rights offering of the Company's Common Shares was completed, and reflects the value of that investment through December 31, 1999.

                               01/27/1998    12/31/1998   12/31/1999

Delphi International               100          171           81

Nasdaq Composite Index             100          143          266

S&P P-C Insurance Index            100           95           71


                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's Executive Officer is supervised by the Compensation Committee of the Board of Directors. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for increasing levels of profit and shareholder value.


                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                     David Ezekiel       Thomas L. Rhodes


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


INVESTMENT ADVISORY AGREEMENTS

The allocation of the Company's assets to the strategies and among investment managers within the strategies is performed by Acorn Advisory Capital L.P. (the "Investment Advisor") pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). This agreement provides for the payment to the Investment Advisor of a fee equal to 50 basis points of assets under management. The Investment Advisor has to date waived the fee under the Investment Advisory Agreement and has at its option the ability to waive future fees, although there can be no assurance that it will do so. In addition, the Investment Advisory Agreement allows the Investment Advisor to defer payment of its fee, although there can be no assurance that it will do so. Mr. Rosenkranz, Chairman of the Board of Directors of the Company and Oracle Re, may be deemed to be the beneficial owner of substantially all of the Investment Advisor. The initial term of the Investment Advisory Agreement ended on December 31, 1998. The agreement has been renewed through December 31, 2000. Termination is subject to notice 60 days prior to the end of the then-current term by either the Company or the Investment Advisor.

Also, during 2000, Oracle Re entered into arrangements under which approximately $12.0 million in assets are presently managed pursuant to a discrete investment program with an entity in which Mr. Rosenkranz has a financial interest. Under such arrangements, asset-based and performance-based fees will be paid to such entity, which also provides similar services to unaffiliated third parties on comparable terms. Such fees are comparable to fees charged by unaffiliated third parties in connection with similar investment programs. Fees will not be assessed under the Investment Advisory Agreement with respect to assets managed under this program.

AGREEMENT WITH INTERNATIONAL ADVISORY SERVICES LTD. ("IAS")

The Company has engaged IAS to provide certain management and administrative services to the Company. David Ezekiel, Vice President and Director of the Company and Oracle Re, is the President and Managing Director of IAS. These services include underwriting support and administration, preparation of financial statements, liaison with auditors, legal advisors and other service providers, together with such other duties as may be agreed upon.

CONYERS DILL & PEARMAN

The Company and Oracle Re retain the Bermuda law firm of Conyers Dill & Pearman as their corporate counsel and the firm's affiliated company, Codan Services Limited, provides corporate administrative services to the Company and Oracle Re. Mr. Trollope, a Director of the Company, is a Partner of Conyers Dill & Pearman.

DELPHI FINANCIAL GROUP, INC. ("DFG")

During 1998, Oracle Re entered into various reinsurance agreements with subsidiaries of DFG, of which Mr. Rosenkranz is Chairman of the Board, President and Chief Executive Officer and beneficially owns or has the power to vote 100% of the shares of the Class B Common Stock and of which Messrs. Fox, O'Brien, Ranieri, Rhodes and Smith also serve as Directors. Under these agreements, approximately $101.5 million of group employee benefit reserves ($35 million of long-term disability insurance reserves and $66.5 million of net excess workers' compensation and casualty reserves) were ceded to Oracle Re. In 1999, Oracle Re and RSL effected the partial recapture of approximately 35%, or $10 million, of the group long-term disability liabilities ceded to Oracle Re. In January 2000, Safety National and Oracle Re rescinded a workers' compensation quota share reinsurance contract which had been entered into during 1999. Also in 1998, DFG and certain of its subsidiaries purchased subordinated notes from the Company with an aggregate principal amount of $40 million of which a $10 million note was sold by DFG to an unrelated party prior to December 31, 1998. Such notes bear interest at the rate of 9% per annum (which, during any five years, may be paid in additional notes bearing the same terms in lieu of cash) and mature in full in January 2028. Interest of $2.8 million was paid in 1999 by the issuance of additional notes.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi International Ltd. are included in the Company's 1999 Annual Report on Form 10-K for the year ended December 31, 1999 which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to shareholders may be obtained without charge by submitting a written request to Delphi International Ltd., Chevron House, 11 Church Street, Hamilton, Bermuda.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and other information obtained from such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.


                              SHAREHOLDER PROPOSALS

Pursuant to the Company's Bye-Laws, resolutions intended to be presented by shareholders for action at the 2001 Annual General Meeting must comply with the provisions of the Bermuda Companies Act, 1981 and the Bye-Laws of the Company.

Pursuant to United States securities law regulations, proposals intended to be presented by shareholders for action at the 2001 Annual Meeting must comply with such regulations and be received by the Secretary of the Company not later than December 1, 2000 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                              By Order of the Board of Directors



                              Nicolas G. Trollope
                              Director & Secretary

                            DELPHI INTERNATIONAL LTD.



         Dear Shareholder,

         Please take note of the important information enclosed with this Proxy. Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the 2000 Annual General Meeting of Shareholders, scheduled to be held on May 8, 2000.

         Thank you in advance for your prompt consideration of these matters.


         Sincerely,

         Delphi International Ltd.




                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                            DELPHI INTERNATIONAL LTD.

The undersigned stockholder hereby appoints Colin O'Connor as attorney or proxy, with full power of substitution, and hereby authorizes him to represent and vote in the manner designated on the reverse side of this card (or, if no designation is made, as provided below), all of the Common Shares of Delphi International Ltd. (the "Company") held of record by the undersigned at the close of business on March 20, 2000 at the Company's 2000 Annual General Meeting of Shareholders scheduled to be held on May 8, 2000 at 11:30 a.m., or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, Notice of 2000 Annual General Meeting of Shareholders and Proxy Statement, dated April 10, 2000, and grants authority to said proxy or his substitutes and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI INTERNATIONAL LTD. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director and "FOR" Proposal 2, Proposal 3, Proposal 4 and Proposal 5.


                                        SIGNED: ________________________________



                                        SIGNED: ________________________________

                                        Please sign exactly as your name(s)
                                        appear(s) hereon. Joint owners should
                                        each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                        DATED: _________________________________


                                        IMPORTANT: Please mark, sign and date
                                        this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                              FOLD AND DETACH HERE
-------------------------------------------------------------------------------

1.  Election of Directors.
     [  ]  FOR all nominees listed     [  ]  WITHHOLD AUTHORITY to vote for all
           (except as written in             nominees listed below
           the space provided below

    Harold F. Ilg    Lewis S. Ranieri   Thomas L. Rhodes    Robert M. Smith, Jr.

    INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

2. Adoption of the consolidated financial statements of the Company for the year ended December 31, 1999 together with the auditors' report thereon.

    [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

3. Appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2000.

    [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

4. Adoption of proposals to be considered by the Company, as the holder of all outstanding voting common shares of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd., at the Annual General Meetings of Oracle Reinsurance Company Ltd. and O.R. Investments Ltd. and by the Company on behalf of Oracle Reinsurance Company Ltd. as a member of Inman Partners LLC.

    [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

5.  Adoption of the proposal to reduce the share premium account of the Company.

    [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN